Exhibit 99.1

For Immediate Release
---------------------
Wednesday, February 2, 2005

For further information contact
John S. Cooper
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 201

Press Release

Portec Rail Products, Inc. Announces Organizational Changes

PITTSBURGH, PA, --(BUSINESS WIRE)-- February 2, 2005 - Portec Rail Products, Inc. (NASDAQ National Market "PRPX") announced today a number of organizational changes to enable the Company to achieve its strategic objectives and to manage its growth including the recent acquisitions of Salient Systems, Inc. and Kelsan Technologies Corp.

The following appointments are effective February 2, 2005:

Richard Jarosinski has been appointed to the position of Group Vice President and will assume management oversight responsibility over the Company's largest division, Railway Maintenance Products, along with overseeing the newly acquired companies, Salient Systems and Kelsan Technologies. Jarosinski has been with the Company 29 years.

Konstantinos Papazoglou has also been appointed to the position of Group Vice President and will now be responsible for management oversight of the Shipping Systems Division, the Company's Canadian and United Kingdom operations as well as leading Portec Rail's international sales and marketing efforts. Papazoglou has been with the Company 26 years.

Bruce Wise has been appointed Vice President and General Manager of the Company's largest division, Railway Maintenance Products (RMP). Wise will succeed Jarosinski in managing the day-to-day operations of RMP. His most recent position with the Company has been Vice President-Sales and Marketing, RMP Division. Wise has been with the Company 19 years.

Gerry Clark has been appointed Vice President and General Manager of the Company's Canadian operation, Portec, Rail Products, Ltd. Clark will succeed Papazoglou in managing the day-to-day operations of the Canadian business. His most recent position with the Company has been Vice President-Sales and Marketing, Portec, Rail Products Ltd. Clark has been with the Company 24 years.

Michael Bornak, who has been the Company's Chief Financial Officer since January 1998, has been appointed to the position of Vice President of Finance and Chief Financial Officer. Mr. Bornak will now be responsible for worldwide corporate

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finance,  financial oversight,  and information  technology as well as the human resource function and the implementation of the Company's Sarbanes-Oxley efforts.

Mr. John Cooper, President and Chief Executive Officer, of Portec Rail Products, Inc. said: "All of the above personnel have been instrumental in the success of our Company and are very capable to provide the leadership to grow our Company." Mr. Cooper further stated:" We have great depth within our organization including both personnel in our four core business units along with talent acquired in our two recent acquisitions."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company also manufactures railway products and material handling equipment at its wholly-owned subsidiary in the United Kingdom with operations in Wrexham, Wales and Leicester, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the period ended September 30, 2004 under the heading "Cautionary Statement Relevant to Forward-looking Statements." The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.